As filed with the Securities and Exchange Commission on December 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Communications, Inc.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

CCO Holdings, LLC

CCO Holdings Capital Corp.*

(Exact name of registrants as specified in their charters)

Delaware	4841	84-1496755
Delaware	4841	43-1843260
Delaware Delaware Delaware	4841 4841 4841	20-1044453 86-1067239 20-0257904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard R. Dykhouse

Executive Vice President, General Counsel and

Corporate Secretary

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

*    The companies listed below in the Table of Additional Registrant Guarantors are also included in this registration statement on Form S-3 as additional Registrant Guarantors.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)(2)(3)(4)
CHARTER COMMUNICATIONS, INC.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or CCO Holdings, LLC and CCO Holdings Capital Corp.(2)	—	—	—	—
CHARTER COMMUNICATIONS OPERATING, LLC AND CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of CCO Holdings, LLC and CCO Holdings Capital Corp. and/or Charter Communications, Inc.(3)	—	—	—	—
CCO HOLDINGS, LLC AND CCO HOLDINGS CAPITAL CORP.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or Charter Communications, Inc.(4)	—	—	—	—
ADDITIONAL REGISTRANT GUARANTORS
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or Charter Communications, Inc.(5)	—	—	—	—

(1)

An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all the registration fee.

(2)

Charter Communications. Inc. may provide a guarantee of the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. or the Debt securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

(3)

Charter Communications Operating, LLC and/or Charter Communications Operating Capital Corp. may provide a guarantee of the payment of principal and interest on the Debt Securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. or the Debt securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

(4)

CCO Holdings, LLC may provide a guarantee of the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. or the Debt securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

(5)

The subsidiaries of Charter Communications Operating, LLC named below under “Table of Additional Registrant Guarantors” may provide a guarantee of the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., the Debt securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. or the Debt Securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Charter Communications Operating, LLC may guarantee the Debt Securities issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Charter Communications Operating, LLC, 400 Atlantic Street, Stamford, Connecticut 06901, (203) 905-7801. The primary standard industrial classification number for each of these additional Registrant Guarantors is 4841.

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bresnan Broadband Holdings, LLC	Delaware	13-4119839
Bresnan Broadband of Colorado, LLC	Colorado	35-2403834
Bresnan Broadband of Montana, LLC	Montana	32-0334681
Bresnan Broadband of Utah, LLC	Utah	30-0667318
Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737
Bresnan Digital Services, LLC	Delaware	38-3833973
Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201
Bright House Networks Information Services (California), LLC	Delaware	20-1544390
Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339
Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486
Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302
CC Fiberlink, LLC	Delaware	43-1928509
CC VI Fiberlink, LLC	Delaware	20-0310684
CC VII Fiberlink, LLC	Delaware	20-0310704
CCO Fiberlink, LLC	Delaware	20-0310854
CCO NR Holdings, LLC	Delaware	86-1067241
Charter Advanced Services (MO), LLC	Delaware	32-0400433
Charter Communications, LLC	Delaware	43-1659860
Charter Communications VI, L.L.C.	Delaware	43-1854208
Charter Distribution, LLC	Delaware	74-3089287
Charter Fiberlink — Alabama, LLC	Delaware	20-0193389
Charter Fiberlink — Georgia, LLC	Delaware	20-0193674
Charter Fiberlink — Illinois, LLC	Delaware	43-1943035
Charter Fiberlink — Maryland II, LLC	Delaware	81-2255084
Charter Fiberlink — Michigan, LLC	Delaware	43-1875389
Charter Fiberlink — Missouri, LLC	Delaware	43-1928511
Charter Fiberlink — Nebraska, LLC	Delaware	81-0547765
Charter Fiberlink — Tennessee, LLC	Delaware	20-0193707
Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040
Charter Fiberlink CC VIII, LLC	Delaware	43-1793439
Charter Fiberlink CCO, LLC	Delaware	43-1876029
Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366
Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283
Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357
Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405
Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604
Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514
Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139
Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827
Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232
Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037
Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822
Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644
Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261
Charter Leasing Holding Company, LLC	Delaware	47-4669203
Charter Procurement Leasing, LLC	Delaware	47-4657690
DukeNet Communications, LLC	Delaware	27-2985707
Marcus Cable Associates, L.L.C.	Delaware	75-2775560
Spectrum Advanced Services, LLC	Delaware	26-0354307
Spectrum Fiberlink Florida, LLC	Delaware	84-4375530
Spectrum Gulf Coast, LLC	Delaware	45-4608769
Spectrum Mid-America, LLC	Delaware	45-4593320
Spectrum Mobile Equipment, LLC	Delaware	82-3887201
Spectrum Mobile, LLC	Delaware	82-2492552
Spectrum New York Metro, LLC	Delaware	45-4593291
Spectrum NLP, LLC	Delaware	45-1560311
Spectrum Northeast, LLC	Delaware	45-4593341
Spectrum Oceanic, LLC	Delaware	45-4593273
Spectrum Originals Development, LLC	Delaware	83-1623014
Spectrum Originals, LLC	Delaware	82-3414467
Spectrum Pacific West, LLC	Delaware	45-4593361
Spectrum Reach, LLC	Delaware	27-4633156
Spectrum RSN, LLC	Delaware	83-1611206
Spectrum Security, LLC	Delaware	27-3884185
Spectrum Southeast, LLC	Delaware	45-4608839
Spectrum Sunshine State, LLC	Delaware	02-0636401
Spectrum TV Essentials, LLC	Delaware	83-4704194
Spectrum Wireless Holdings, LLC	Delaware	83-1856732
TC Technology, LLC	Delaware	37-1698631
Time Warner Cable Business LLC	Delaware	35-2466312
Time Warner Cable Enterprises LLC	Delaware	45-4854395
Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409
Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232
Time Warner Cable Information Services (California), LLC	Delaware	20-0162970
Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439
Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993
Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896
Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576
Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562
Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009
Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430
Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576
Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517
Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102
Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031
Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251
Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759
Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091
Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978
Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234
Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203
Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607
Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480
Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795
Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157
Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738
Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377
Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308
Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685
Time Warner Cable, LLC	Delaware	81-2545593
TWC Administration LLC	Delaware	90-0882471
TWC Communications, LLC	Delaware	35-2205910
TWC SEE Holdco LLC	Delaware	20-5421447
TWCIS Holdco LLC	Delaware	27-3481972

PROSPECTUS

Charter Communications, Inc.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

CCO Holdings, LLC

CCO Holdings Capital Corp.

Debt Securities

Guarantees of Debt Securities

Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital,” and together with CCO, the “CCO Issuers”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (“CCO Holdings Capital,” and together with CCO Holdings, the “CCOH Issuers”) or Charter Communications, Inc. (“Charter,” together with the CCO Issuers and the CCOH Issuers, the “Issuers,” “we,” “our” and “us,” and each an “Issuer”) may, from time to time, offer and sell debt securities. Such debt securities may be secured or unsecured. Debt securities issued by the CCO Issuers may be guaranteed by Charter, any of the CCOH Issuers and/or any of the additional Registrant Guarantors named in the Table of Additional Registrant Guarantors (the “additional Registrant Guarantors”) and secured by assets of the CCO Issuers, Charter, any of the CCOH Issuers and/or any of the additional Registrant Guarantors. Debt securities issued by CCOH Issuers may be guaranteed by Charter, any of the CCO Issuers and/or any of the additional Registrant Guarantors and secured by assets of the CCOH Issuers, Charter, any of the CCO Issuers and/or any of the additional Registrant Guarantors. Debt securities issued by Charter may be guaranteed by any of the CCO Issuers, any of the CCOH Issuers and/or any of the additional Registrant Guarantors and secured by assets of Charter, any of the CCO Issuers, any of the CCOH Issuers and/or any of the additional Registrant Guarantors.

We may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When we decide to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering will be provided in one or more supplements to this prospectus.

The securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

See “Risk Factors” beginning on page 3 of this prospectus for a discussion of certain risks that you should consider prior to investing in the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 7, 2020.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus, including the Annual Report. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, in our annual report on Form 10-K for the year ended December 31, 2019, and our other periodic reports and other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the impact of the COVID-19 pandemic on the economy, our customers, our vendors, local, state and federal governmental responses to the pandemic and our businesses generally;

•

our ability to sustain and grow revenues and cash flow from operations by offering Internet, video, voice, mobile, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•

the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite (“DBS”) operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers and providers of video content over broadband Internet connections;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to develop and deploy new products and technologies including mobile products and any other consumer services and service platforms;

•	any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•

the effects of governmental regulation on our business including costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us as a result of the Time Warner Cable Inc. and Bright House Networks, LLC transactions;

•	general business conditions, economic uncertainty or downturn, including the impacts of the COVID-19 pandemic to unemployment levels and the level of activity in the housing sector;

•	the ability to retain and hire key personnel;

•

the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•

our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Issuers have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC their respective debt securities being offered in this prospectus and any guarantees thereof. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about the Issuers, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Charter and CCO Holdings file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that Charter and CCO Holdings file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

Each of Charter and CCO Holdings files annual, quarterly, special reports and other information with the SEC. This prospectus incorporates by reference certain information of Charter and of CCO Holdings filed with the SEC, which means that the Issuers disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Charter and CCO Holdings file later with the SEC will automatically update and supersede this information. Specifically, this prospectus incorporates by reference the documents listed below and any future filings of Charter or CCO Holdings made with the SEC under Section 13 or 15(d) of the Exchange Act (in each case excluding any information furnished but not filed) prior to the termination of this offering:

•	Charter’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on January 31, 2020;

•

Portions of Charter’s definitive proxy statement on Schedule 14A filed with the SEC on March  19, 2020 that are incorporated by reference into Charter’s Annual Report on Form 10-K for the year ended December 31, 2019;

•

Charter’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 1, 2020, for the three and six months ended June 30, 2020, filed with the SEC on July 31, 2020, and for the three and nine months ended September 30, 2020, filed with the SEC on October 30, 2020;

•

Charter’s Current Reports on Form 8-K filed with the SEC on February 21, 2020, March  23, 2020, April  14, 2020, April  17, 2020, May  1, 2020, July  13, 2020, July  28, 2020, October  16, 2020, October  30, 2020, and December 4, 2020;

•	CCO Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 7, 2020;

•

CCO Holdings’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 4, 2020, for the three and six months ended June 30, 2020, filed with the SEC on August 3, 2020, and for the three and nine months ended September 30, 2020, filed with the SEC on November 2, 2020; and

•

CCO Holdings’ Current Reports on Form 8-K filed with the SEC on February 21, 2020, March  23, 2020, April  14, 2020, April  17, 2020, May  1, 2020, July  13, 2020, July  28, 2020, October  16, 2020, October  30, 2020, and December 4, 2020.

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Charter’s and CCO Holdings’ filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.charter.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Charter Communications, Inc.

400 Atlantic Street

Stamford, Connecticut 06901

Attention: Investor Relations

Telephone: (203) 905-7801

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE DEBT SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”

CCO Holdings and CCO Holdings Capital are direct subsidiaries of CCH I Holdings, LLC, which is an indirect subsidiary of Charter. Charter and CCO Holdings are each holding companies with no operations of their own. CCO Holdings Capital is a company with no operations of its own and no subsidiaries. CCO and CCO Capital are direct, wholly owned subsidiaries of CCO Holdings. CCO is a holding company with no operations of its own. CCO Capital is a company with no operations of its own and no subsidiaries. CCO Holdings Capital, and CCO Holdings and its direct and indirect subsidiaries, including CCO and its direct and indirect subsidiaries as well as CCO Capital, are managed by Charter. The additional Registrant Guarantors are direct and indirect subsidiaries of CCO.

Charter is a holding company whose principal asset is a controlling equity interest in Charter Communications Holdings, LLC and an indirect owner of CCO under which all of the operations reside. Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of CCO Holdings and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of September 30, 2020.

The terms “we,” “us” and “our” in this description of our business refer to Charter and its direct and indirect subsidiaries on a consolidated basis.

Our Business

We are a leading broadband connectivity company and cable operator serving more than 30 million customers in 41 states through our Spectrum brand. Over an advanced communications network, we offer a full range of state-of-the-art residential and business services including Spectrum Internet, TV, Mobile and Voice. For small and medium-sized companies, Spectrum Business® delivers the same suite of broadband products and services coupled with special features and applications to enhance productivity, while for larger businesses and government entities, Spectrum Enterprise provides highly customized, fiber-based solutions. Spectrum Reach® delivers tailored advertising and production for the modern media landscape. We also distribute award-winning news coverage, sports and high-quality original programming to our customers through Spectrum Networks and Spectrum Originals.

As the COVID-19 pandemic continues to significantly impact the United States, we have continued to deliver services uninterrupted by the pandemic. Because we have invested significantly in our network and through normal course capacity increases, we have been able to respond to the significant increase in network activity from the private and public response to COVID-19 as we do our part as a major provider of Internet services in the United States by, among other things, enabling social distancing through telecommuting and e-learning across our footprint of 41 states. We have invested significantly in our self-service infrastructure, and customers have accelerated the adoption of our self-installation and digital self-service capabilities. Increased demand for our connectivity and the positive response to our Remote Education Offer (“REO”) pursuant to which new customers with students or educators in the household were eligible to receive our Internet service for free for 60 days, and the Keep Americans Connected (“KAC”) Pledge which paused collection efforts and related disconnects for residential and small and medium business (“SMB”) customers with COVID-19 related payment challenges through June 30, 2020, have positively impacted our results for the nine months ended September 30, 2020 with retention rates for these customers similar to our average customer base.

We cannot predict the ultimate impact of COVID-19 on our business, including the depth and duration of the economic impact to household formation and growth and our residential and business customers’ ability to pay for our products and

1

services including the impact of extended unemployment benefits and other stimulus packages. We expect that some of the COVID-19 programs discussed above may result in incremental churn and bad debt during the remainder of the year and into 2021. In addition, there is uncertainty regarding the impact of government emergency declarations, the ability of our suppliers and vendors to provide products and services to us, the pace of new housing construction, changes in business spend in our local and national ad sales business, the effects to our employees’ health and safety and resulting reorientation of our work activities, and the risk of limitations on the deployment and maintenance of our services (including by limiting our customer support and on-site service repairs and installations).

Although the ultimate impact of the COVID-19 pandemic cannot be predicted, we remain focused on driving customer relationship growth by deploying superior products and services packaged with attractive pricing. Further, we expect to continue to drive customer relationship growth through sales of bundled services and improving customer retention despite the expectation for continued losses of video and wireline voice customers.

Our Spectrum Mobile service is offered to customers subscribing to our Internet service and runs on Verizon’s mobile network combined with Spectrum WiFi. In March 2020, we launched 5G service offerings and we expect that, along with broader availability of our Spectrum Mobile bring-your-own device program, to contribute to the growth of our mobile business. We also continue to explore ways to drive even more mobile traffic to our network. We plan to use our WiFi network in conjunction with additional unlicensed, and potentially licensed, spectrum to improve network performance and expand capacity to offer consumers a superior mobile service at a lower total cost to us. In October 2020, we purchased approximately $464 million of Citizens Broadband Radio Service (“CBRS”) licenses from the Federal Communications Commission (“FCC”) in our effort to support our wireless network. Further, we have experimental wireless licenses from the FCC that we are utilizing to test next generation mobile services in several service areas around the country.

Our Corporate Information

Our principal executive offices are located at 400 Atlantic Street, 10th Floor, Stamford, Connecticut 06901. Our telephone number is (203) 905-7801, and we have a website accessible at www.spectrum.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge as soon as reasonably practicable after they have been filed. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

2

RISK FACTORS

You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in Charter’s and CCO Holdings’ Annual Reports on Form 10-K for the year ended December 31, 2019, and Quarterly Reports for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC and incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

3

EXPERTS

The consolidated financial statements of CCO Holdings, LLC and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in the CCO Holdings, LLC Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 7, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements of CCO Holdings, LLC and subsidiaries refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

The consolidated financial statements of Charter Communications, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in the Charter Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on January 31, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements of Charter Communications, Inc. and subsidiaries refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the securities offered in this offering.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$		*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Printing fees and expenses		*	*

Total	$	*	*

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee.

**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware

Each of Charter Communications, Inc., Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC, CCO Holdings Capital Corp., Bresnan Broadband Holdings, LLC, Bresnan Digital Services, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, CC Fiberlink, LLC, CC VI Fiberlink, LLC, CC VII Fiberlink, LLC, CCO Fiberlink, LLC, CCO NR Holdings, LLC, Charter Advanced Services (MO), LLC, Charter Communications, LLC, Charter Communications VI, L.L.C., Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink – Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Leasing Holding Company, LLC, Charter Procurement Leasing, LLC, DukeNet Communications, LLC, Marcus Cable Associates, L.L.C., Spectrum Advanced Services, LLC, Spectrum Fiberlink Florida, LLC, Spectrum Gulf Coast, LLC, Spectrum Mid-America, LLC, Spectrum Mobile Equipment, LLC, Spectrum Mobile, LLC, Spectrum New York Metro, LLC, Spectrum NLP, LLC, Spectrum Northeast, LLC, Spectrum Oceanic, LLC, Spectrum Originals Development, LLC, Spectrum Originals, LLC, Spectrum Pacific West, LLC, Spectrum Reach, LLC, Spectrum RSN, LLC, Spectrum Security, LLC, Spectrum Southeast, LLC, Spectrum Sunshine State, LLC, Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC, TC Technology LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time

Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable, LLC, TWC Administration LLC, TWC Communications, LLC, TWC SEE Holdco LLC, TWCIS Holdco LLC, is formed or incorporated under the laws of the State of Delaware. Bresnan Broadband of Colorado, LLC is formed under the laws of the State of Colorado. Bresnan Broadband of Montana, LLC is formed under the laws of the State of Montana. Bresnan Broadband of Utah, LLC is formed under the laws of the State of Utah. Bresnan Broadband of Wyoming, LLC is formed under the laws of the State of Wyoming.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of Charter Communications Operating, LLC, CCO Holdings, LLC, Bresnan Broadband Holdings, LLC, Bresnan Digital Services, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, CC Fiberlink, LLC, CC VI Fiberlink, LLC, CC VII Fiberlink, LLC, CCO Fiberlink, LLC, CCO NR Holdings, LLC, Charter Advanced Services (MO), LLC, Charter Communications, LLC, Charter Communications VI, L.L.C., Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink – Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Leasing Holding Company, LLC, Charter Procurement Leasing, LLC, DukeNet Communications, LLC, Marcus Cable Associates, L.L.C., Spectrum Advanced Services, LLC, Spectrum Fiberlink Florida, LLC, Spectrum Gulf Coast, LLC, Spectrum Mid-America, LLC, Spectrum Mobile Equipment, LLC, Spectrum Mobile, LLC, Spectrum New York Metro, LLC, Spectrum NLP, LLC, Spectrum Northeast, LLC, Spectrum Oceanic, LLC, Spectrum Originals Development, LLC, Spectrum Originals, LLC, Spectrum Pacific West, LLC, Spectrum Reach, LLC, Spectrum RSN, LLC, Spectrum Security, LLC, Spectrum Southeast, LLC, Spectrum Sunshine State, LLC, Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC, TC Technology LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time

Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable, LLC, TWC Administration LLC, TWC Communications, LLC, TWC SEE Holdco LLC, TWCIS Holdco LLC (each, an “LLC”) provide that a member, a manager, a director, any officer, their respective affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable LLC, shall be indemnified and held harmless by such LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(iv)

for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of each of Charter, CCO Holdings Capital and CCO Capital (each a “corporation”) require the applicable corporation, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Charter has entered into indemnification agreements that require it to indemnify each of its directors and officers to the fullest extent permitted by law for any claims made against each of these persons because he or she is, was or may be deemed to be a stockholder, director, officer, employee, controlling person, agent or fiduciary of Charter or any of its subsidiaries. Charter is obligated to pay the expenses of these persons in connection with any claims that are subject to the applicable agreement.

Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Colorado law.

Montana

Section 38-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Montana law.

Utah

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Utah law.

Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act permits a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

The Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Wyoming law.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the exhibit index filed as part of this registration statement.

Financial Statement Schedules

Certain schedules have been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit	Description

1.1†	Form of Underwriting Agreement

4.1*	Second Amended and Restated Stockholders Agreement, dated May 23, 2015, by and among Charter Communications, Inc., CCH I, LLC, Liberty Broadband Corporation and Advance/Newhouse Partnership (incorporated by reference to Annex C to the registration statement on Form S-4 filed by CCH I, LLC on June 26, 2015 (File No. 333-205240))

4.2*	Indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664)) (including form of guarantee)

4.3*	Second Supplemental Indenture, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on May 24, 2016 (File No. 001-33664))

4.4*	Third Supplemental Indenture, dated as of May 18, 2016, among CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.5*	Form of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. Debt Security (included in Exhibit 4.2)

4.6*	Indenture, dated as of May 23, 2019, among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on May 30, 2019 (File No. 001-33664))

4.7*	Form of CCO Holdings, LLC and CCO Holdings Capital Corp. Debt Security (included in Exhibit 4.6)

4.8†	Form of Charter Communications, Inc. indenture

4.9†	Form of Charter Communications, Inc. Debt Security (included in Exhibit 4.8)

4.10*	Collateral Agreement, dated as of May 18, 2016, by Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and the other grantors party thereto in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated herein by reference to Exhibit 10.6 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.11*	First Lien Intercreditor Agreement, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, the other grantors party thereto, Bank of America, N.A., as credit agreement collateral agent for the credit agreement secured parties, The Bank of New York Mellon Trust Company, N.A., as notes collateral agent for the indenture secured parties, and each additional agent from time to time party thereto (incorporated herein by reference to Exhibit 10.7 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

5.1	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp

5.2	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of CCO Holdings, LLC and CCO Holdings Capital Corp.

Exhibit	Description

5.3	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications, Inc.

23.1	Consent of Kirkland & Ellis LLP (included with Exhibit 5.1)

23.2	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of CCO Holdings, LLC and the audit report on the financial statements of Charter Communications, Inc.

24.1	Powers of Attorney (included on the signature pages of this Form S-3 and incorporated by reference)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

25.2	Statement of Eligibility of Form T-1 of The Bank of New York Mellon Trust Company with respect to the indenture, dated as of May 23, 2019, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee

25.3**	Statement of Eligibility on Form T-1 of a trustee to be named later with respect to the form of Charter Communications, Inc. Indenture

†	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

*	Incorporated by reference and not filed herewith.

**	To be filed as a 305 B2 filing at a later date when a trustee is named

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 4, 2020.

CHARTER COMMUNICATIONS OPERATING, LLC Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Executive Vice President, Chief Accounting Officer and Controller

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP. Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Executive Vice President, Chief Accounting Officer and Controller

CCO HOLDINGS, LLC Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Executive Vice President, Chief Accounting Officer and Controller

CCO HOLDINGS CAPITAL CORP. Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Executive Vice President, Chief Accounting Officer and Controller

CHARTER COMMUNICATIONS, INC. Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Executive Vice President, Chief Accounting Officer and Controller

EACH OF THE ADDITIONAL REGISTRANT GUARANTORS NAMED ON THE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

By:	/s/ Kevin D. Howard
Kevin D. Howard
Executive Vice President, Chief Accounting Officer and Controller

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating, LLC, CCO Holdings, LLC and each of the additional Registrant Guarantors named on the Table of Additional Registrant Guarantors.

Signature	Title	Date

Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	December 4, 2020

/s/ Christopher L. Winfrey Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	December 4, 2020

/s/ Kevin D. Howard Kevin D. Howard	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	December 4, 2020

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating Capital Corp. and CCO Holdings Capital Corp.

Signature	Title	Date

Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	December 4, 2020

/s/ Christopher L. Winfrey Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	December 4, 2020

/s/ Kevin D. Howard Kevin D. Howard	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	December 4, 2020

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Charter Communications, Inc.

Signature	Title	Date

Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	December 4, 2020

/s/ Christopher L. Winfrey Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	December 4, 2020

/s/ Kevin D. Howard Kevin D. Howard	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	December 4, 2020

/s/ Eric L. Zinterhofer Eric L. Zinterhofer	Lead Independent Director	November 10, 2020

/s/ W. Lance Conn W. Lance Conn	Director	October 31, 2020

/s/ Kim C. Goodman Kim C. Goodman	Director	November 10, 2020

/s/ Craig A. Jacobson Craig A. Jacobson	Director	October 30, 2020

/s/ Gregory B. Maffei Gregory B. Maffei	Director	November 3, 2020

/s/ John D. Markley, Jr. John D. Markley, Jr.	Director	November 3, 2020

/s/ David C. Merritt David C. Merritt	Director	October 31, 2020

/s/ James E. Meyer James E. Meyer	Director	November 1, 2020

/s/ Steven A. Miron Steven A. Miron	Director	October 30, 2020

/s/ Balan Nair Balan Nair	Director	October 30, 2020

/s/ Michael Newhouse Michael Newhouse	Director	November 12, 2020

/s/ Mauricio Ramos Mauricio Ramos	Director	November 1, 2020